Exhibit 99.1

Ironclad Performance Wear Reports Fourth Quarter and

Fiscal Year 2014 Results

Company Finishes Rebuilding Year with 15% Increase in 4th Quarter Operating Income.

FARMERS BRANCH, TX – March 5, 2015 – Ironclad Performance Wear Corporation (ICPW), the recognized leader in high-performance task-specific work gloves, reported financial results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter 2014 Results

The Company reported Net Sales for the fourth quarter of 2014 of $9.2 million, a decrease of 9.0% from the fourth quarter total of $10.1 million for 2013. The revenue decrease was primarily attributable to shipments made to several of our private label customers in the 3rd quarter of 2014 versus the same shipments being made in the 4th quarter of 2013.

Gross Profit was $3.2 million, or 34.8% of Net Sales in the fourth quarter of 2014, compared to $3.1 million, or 30.9% of Net Sales in the fourth quarter of 2013. The increase in gross profit is primarily attributable to a better mix of business, less promotional sales and the result of our supply chain efforts.

Operating Expenses in the fourth quarter were $1.9 million or 20.9% of Net Sales, as compared to $2.0 million or 19.9% of Net Sales, during the same period last year.

Income from Operations in the fourth quarter was $1.3 million or 13.9% as compared to $1.1 million or 11.0% during the same period in 2013.

Net Income for the fourth quarter was $2.1 million, or $0.03 per share, as compared to $1.3 million, or $0.02 per share, in the same period last year.

The Company recorded a deferred tax benefit of $760,000 in 2014 and $214,500 in 2013.

Fiscal 2014 Year-End Results

Full-year Net Sales for 2014 were $24.3 million, representing a 1.0% decrease from 2013 Net Sales of $24.5 million.

Gross Profit was $8.2 million or 33.6% of Net Sales in 2014, as compared to $8.1 million, or 33.1% of Net Sales for full-year 2013. The increase in gross profit is primarily attributable to a better mix of business, less promotional sales and the result of our supply chain efforts.

Operating Expenses were $8.1 million or 33.2%, of Net Sales, as compared to $7.9 million or 32.1% of Net Sales, for the full-year 2013. The increase in operating expense for the year was primarily driven by one-time costs associated with the Company’s move from California to Texas, including severance, re-staffing and move related costs, the total of which is estimated at more than $600,000.

Income from Operations was $109,000 for 2014 as compared to an Income from Operations of $243,000 for fiscal year 2013. If adjusted for the one-time expenses outlined above, income from operations would approximate $709,000 for 2014.

Net Income for 2014 was $934,000, or $0.01 per share, as compared to a Net Income of $561,000 or $0.01 per share, in the prior year. If adjusted for the one-time charges mentioned above, net income would approximate $1,325,000 (net of estimated taxes) for 2014.

The Company reduced its deferred tax valuation allowance by 28% and 7% thereby recognizing $760,000 and $214,500 in tax benefits in 2014 and 2013, respectively.

Jeff Cordes, Chief Executive Officer of Ironclad commented; “There is no doubt that 2014 has been a rebuilding year at Ironclad. Our focus has been to build better relationships with our largest partners, return to our technology heritage, and improve our supply chain, merchandising and sales capabilities, all to position the Company to be more competitive in 2015. We have executed a significant series of changes this year. Our sales team has pursued and booked more than $2.6 million in new business that replaced prior year lost licensed business, which was at a lower gross margin. Adjusting for one-time expenses to restructure and move the Company, we made significant progress at the operating line as well.

More importantly, as we enter 2015, our strengthening relationships with ORR, 5.11 and Performance on Hand, and our new relationships with Dickies and Vibram, will open more markets on which to build our business. We have a solid start but there is much work still to do. We look forward to growing our business in 2015, but remind our investors that timing of orders from Ironclad’s customers may cause variability in quarterly results.”

Conference Call

Ironclad Performance Wear will hold a conference call to discuss 2014 financial results on Thursday, March 5th, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial:

Date: Thursday, March 5, 2015

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Domestic Dial-In Number: (888) 395-3227

International Dial-In Number: (719) 325-2435

Conference ID Number: 8550600

The conference call will be broadcast simultaneously and available for replay at: http://public.viavid.com/index.php?id=113253 and via the landing page of the Company's Website at www.ironclad.com.

Replay Dial-In Numbers:

TOLL-FREE   1-888-587-5176

TOLL/INTERNATIONAL   1-858-384-5517

From:  03/05/15 at 7:30 pm Eastern Time

To:    04/05/15 at 11:59 pm Eastern Time

Replay Pin Number:  8550600

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through March 15, 2015.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding strengthening partner relationships, additional markets for Ironclad’s products and Ironclad’s growth in 2015. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 Contact

William Aisenberg, CFO

Bill.Aisenberg@ironclad.com

(972) 996-5664